Exhibit 99.1

AWBC – 2007 Q3 Earnings

October 25, 2007

AMERICANWEST BANCORPORATION

NEWS RELEASE

AMERICANWEST BANCORPORATION ANNOUNCES

2007 THIRD QUARTER FINANCIAL RESULTS

SPOKANE, WASHINGTON, October 25, 2007 (Business Wire) - AmericanWest Bancorporation (NASDAQ: AWBC) today announced its third quarter 2007 financial results, which included the following highlights:

•	19% increase in diluted earnings per share over the second quarter of 2007 and 288% over the same period in 2006

•	Annualized loan growth of 18% and annualized core deposit growth of 16%

•	Return on average assets of 1.03%, an improvement of 11 basis points over the second quarter of 2007 and 75 basis points over the same period in 2006

•	18% reduction in the level of non-performing assets as a percentage of total assets

Net income for the quarter ended September 30, 2007 was $5.3 million, or $0.31 per diluted share, as compared with $1.0 million, or $0.08 per diluted share, for the third quarter of 2006. The third quarter 2006 financial results were adversely impacted by a special provision for credit losses of $2.4 million, or $0.13 per share on an after-tax basis, which was recognized in connection with the charge-off of a single loan. Excluding the impact of this item, the increase in diluted earnings per share for the third quarter 2007 over the same period in 2006 was $0.10, or 48%. This increase is principally attributable to the positive impact of the merger with Far West Bancorporation (completed on April 1, 2007), balance sheet growth and expense control initiatives implemented during the first quarter of 2007.

“Our improved third quarter results reflect continued progress with execution of the Company’s strategy,” remarked Robert M. Daugherty, President and Chief Executive Officer. “We remain focused on improving our financial performance through balance sheet growth, expense control and diligence with asset quality.”

Net Interest Margin:

The tax-equivalent net interest margin for the third quarter of 2007 was 5.22%, a decrease of 15 basis points from the prior quarter, and an increase of 19 basis points from the same period in 2006. The decrease from the prior quarter is due to a decline in the yield on earning assets of 5 basis points and an increase in the cost of interest bearing liabilities of 11 basis points.

The average yield on loans for the third quarter of 2007 was 8.45%, a decrease of 4 basis points from the second quarter of 2007 and an increase of 29 basis points from the same period in 2006. The decrease in the average yield on loans from the prior quarter was principally attributable to the loss of interest on a large relationship which was placed on non-accrual status at the end of the second quarter and the reduction in the index rates on

AWBC – 2007 Q3 Earnings

October 25, 2007

certain variable rate loans effective September 19, 2007. The increase over the same period of 2006 is principally due to the Far West Bank portfolio acquired, which was partially offset by a modification in the accounting for deferred loan fees and origination costs implemented during the first quarter of 2007.

The average cost of interest bearing deposits for the third quarter of 2007 was 3.64%, an increase of 11 basis points from the second quarter of 2007 and an increase of 21 basis points from the same period in 2006. The increase from the prior quarter was related to higher rates paid on deposit products. The total cost of deposits also increased 11 basis points as the average non-interest bearing deposits remained relatively constant at 23% of the total deposits.

Loan Growth and Asset Quality:

Loan growth was 18% on an annualized basis for the third quarter of 2007. Approximately $43 million, or 57%, of the third quarter loan growth was generated by the Company’s loan production offices located in South Jordan and Salt Lake City, Utah.

Total non-performing assets, net of government guarantees on loans, were 0.97% of total assets at September 30, 2007, as compared to 1.19% of total assets at June 30, 2007 and 0.76% of total assets at September 30, 2006. The decline during the quarter is mainly related to $1.3 million of pay-downs received and $1.6 million of charge-offs recorded on loans to a wood products manufacturing company that were placed on non-accrual status during the second quarter of 2007. Total foreclosed assets at September 30, 2007 had a carrying value of $298,000 and consisted of two properties. One property was sold during the third quarter with a minimal gain.

The Company recognized a provision for credit losses of $1.3 million, or 0.29% of average loans on an annualized basis, for the quarter ended September 30, 2007 as compared to $3.7 million, or 1.23% of average loans, for the quarter ended September 30, 2006. For the quarter ended September 30, 2007, annualized net charge-offs as a percentage of average loans were 0.47% as compared to 0.91% in the same quarter of the prior year. For the nine month period ended September 30, 2007, the annualized provision for loan losses to total average loans and net charge-offs as a percentage of average loans were 0.26% and 0.38%, respectively.

The allowance for credit losses, which is comprised of the allowance for loan losses and reserve for unfunded commitments, was $22.4 million, or 1.30% of total loans, at September 30, 2007 as compared to $23.2 million, or 1.41% of total loans, at June 30, 2007. The allowance for credit losses represented 113% of total non-performing loans (net of government guarantees) as of September 30, 2007 as compared to 98% at June 30, 2007 and 139% at December 31, 2006.

Deposits and Borrowed Funds:

Total deposits as of September 30, 2007 were $1.6 billion, an increase of $87 million from June 30, 2007. This increase consisted of increases in NOW, savings and money market accounts of $40 million including an increase in public money market accounts of $14 million. Time deposits increased $34 million during the quarter, and included $20 million of brokered certificates of deposit.

Total FHLB and other borrowings at September 30, 2007 were $131 million, a decrease of $26 million from June 30, 2007. This is mainly a result of deposit growth exceeding loan growth during the quarter by approximately $12 million and a decline in cash and cash equivalents of $7 million.

AWBC – 2007 Q3 Earnings

October 25, 2007

Non-interest Income and Expense:

Non-interest income was $4.5 million for the quarter ended September 30, 2007 as compared to $4.7 million in the second quarter and $2.8 million for the same period in 2006. The decrease from the prior quarter is mainly attributed to a decline in net premises and equipment gains of $162,000 and a decline in mortgage loan servicing fees of $119,000. The decrease in mortgage loan servicing fees is attributable to the sale of a mortgage loan servicing portfolio which was acquired from Far West Bank. The mortgage loan servicing portfolio was sold in the second quarter and no gain or loss was recognized. During the third quarter, the Company recorded a gain of $82,000 related to a recovery on a foreclosed real estate property. This compares to a gain recorded in the second quarter of 2007 related to the sale of one foreclosed property of $55,000.

Non-interest expense was $18.8 million for the quarter ended September 30, 2007 as compared to $13.2 million for same period in 2006 and $19.0 million for the second quarter of 2007. The decrease from the second quarter of 2007 is primarily due to lower salaries and benefits expense resulting from a reduction in incentive accruals and an increase in deferred loan origination costs compared to the second quarter. The majority of the increase in salaries and benefits and total non-interest expenses over the third quarter of 2006 is related to growth in full-time equivalent employees from the Far West Bank merger and staff additions related to residential mortgage lending, new financial centers and two Utah loan production offices opened since late 2006.

The efficiency ratio improved to 63.4% for the quarter ended September 30, 2007, as compared to 64.7% in the prior quarter and 70.1% for the same period in 2006.

Income Taxes:

The effective tax rate for the quarter ended September 30, 2007 was 32.4%, as compared to 34.9% for the second quarter of 2007 and 37.9% for the third quarter of 2006. The decrease in the effective tax rate from the prior quarter is a result of adjustments related to the Company’s 2006 federal tax return which was filed during the third quarter of 2007. These adjustments were mainly the result of unanticipated tax credits received on an investment. Excluding this adjustment, the effective rate for the third quarter 2007 would have been 34.1%. The significant decline in the effective tax rate from the prior year is principally related to the recapture of certain tax credits during 2006 which are continuing in 2007 with less of an impact.

Earnings Conference Call:

The third quarter earnings conference call will be held Thursday, October 25, 2007 at 10:00 a.m. PDT (1:00 p.m. EDT). Management will discuss the third quarter 2007 operating results and provide an update on recent initiatives. Shareholders, analysts and other interested parties are invited to join the call. The telephone access number is (877) 407-0782 and no pass code is required.

AWBC – 2007 Q3 Earnings

October 25, 2007

About AmericanWest Bancorporation:

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank which includes Far West Bank, operating as an integrated division of AmericanWest Bank. AmericanWest Bank is a community bank with 62 financial centers and three loan production offices located in Washington, Northern Idaho and Utah. For further information on the Company, please visit our web site at www.awbank.net/IR.

This press release includes forward-looking statements, and AmericanWest Bancorporation intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe AmericanWest Bancorporation’s expectations regarding future events, including the improvements in operating performance, balance sheet growth and expense control. Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely. Additional information regarding risks and uncertainties is included in AmericanWest Bancorporation’s periodic filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. AmericanWest Bancorporation undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.

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AWBC – 2007 Q3 Earnings

October 25, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statements of Income:

	For the three months ended:
	9/30/2007	6/30/2007	9/30/2006
INTEREST INCOME
Interest and fees on loans	$36,378	$34,825	$24,447
Interest on securities	814	844	494
Other interest income	159	85	44

TOTAL INTEREST INCOME	37,351	35,754	24,985

INTEREST EXPENSE
Interest on deposits	11,054	10,234	7,281
Interest on borrowings	2,807	2,519	1,993

TOTAL INTEREST EXPENSE	13,861	12,753	9,274

NET INTEREST INCOME	23,490	23,001	15,711
Provision for credit losses	1,250	1,750	3,681

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	22,240	21,251	12,030

NON-INTEREST INCOME
Fees and service charges on deposits	2,588	2,498	1,467
Fees on mortgage loan sales	940	1,004	452
Other	922	1,185	845

TOTAL NON-INTEREST INCOME	4,450	4,687	2,764

NON-INTEREST EXPENSE
Salaries and employee benefits	11,007	11,409	7,748
Equipment expense	1,699	1,773	988
Occupancy expense, net	1,490	1,388	1,064
Amortization of intangible assets	1,063	1,063	294
State business and occupation tax	335	323	383
Foreclosed real estate and other foreclosed assets expense	45	74	52
Other	3,137	2,934	2,716

TOTAL NON-INTEREST EXPENSE	18,776	18,964	13,245

INCOME BEFORE PROVISION FOR INCOME TAX	7,914	6,974	1,549
PROVISION FOR INCOME TAX	2,565	2,433	587

NET INCOME	$5,349	$4,541	$962

Basic earnings per common share	$0.31	$0.26	$0.08
Diluted earnings per common share	$0.31	$0.26	$0.08
Basic weighted average shares outstanding	17,197,656	17,177,214	11,373,559
Diluted weighted average shares outstanding	17,268,007	17,290,389	11,530,546

Ending book value per share	$16.76	$16.46	$13.18
Ending tangible book value per share	$8.20	$7.84	$9.59
Ending shares outstanding	17,195,834	17,185,649	11,376,497

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AWBC – 2007 Q3 Earnings

October 25, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statements of Income:

	For the nine months ended:
	9/30/2007	9/30/2006
INTEREST INCOME
Interest and fees on loans	$95,532	$66,839
Interest on securities	2,120	1,410
Other interest income	315	123

TOTAL INTEREST INCOME	97,967	68,372

INTEREST EXPENSE
Interest on deposits	29,808	18,868
Interest on borrowings	6,934	5,057

TOTAL INTEREST EXPENSE	36,742	23,925

NET INTEREST INCOME	61,225	44,447
Provision for credit losses	3,000	5,167

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	58,225	39,280

NON-INTEREST INCOME
Fees and service charges on deposits	6,476	4,021
Fees on mortgage loan sales	2,286	1,137
Other	2,780	1,552

TOTAL NON-INTEREST INCOME	11,542	6,710

NON-INTEREST EXPENSE
Salaries and employee benefits	30,834	22,015
Equipment expense	4,733	2,828
Occupancy expense, net	4,105	3,006
Amortization of intangible assets	2,417	688
State business and occupation tax	962	949
Foreclosed real estate and other foreclosed assets expense	167	559
Other	8,289	7,552

TOTAL NON-INTEREST EXPENSE	51,507	37,597

INCOME BEFORE PROVISION FOR INCOME TAX	18,260	8,393
PROVISION FOR INCOME TAX	6,185	3,014

NET INCOME	$12,075	$5,379

Basic earnings per common share	$0.79	$0.48
Diluted earnings per common share	$0.78	$0.48
Basic weighted average shares outstanding	15,283,810	11,114,884
Diluted weighted average shares outstanding	15,387,443	11,295,170

Ending book value per share	$16.76	$13.18
Ending tangible book value per share	$8.20	$9.59
Ending shares outstanding	17,195,834	11,376,497

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AWBC – 2007 Q3 Earnings

October 25, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statement of Condition:

	September 30, 2007	June 30, 2007	December 31, 2006	September 30, 2006
ASSETS
Cash and due from banks	$50,818	$58,850	$45,866	$38,888
Overnight interest bearing deposits with other banks	1,485	688	9,863	175

Cash and cash equivalents	52,303	59,538	55,729	39,063

Securities, available-for-sale at fair value	70,674	68,979	39,518	42,758

Loans, net of allowance for loan losses	1,700,895	1,625,242	1,204,519	1,167,558

Loans, held for sale	10,624	13,051	2,913	7,672
Accrued interest receivable	13,927	11,816	8,311	8,958
FHLB stock	7,801	7,801	6,319	6,319
Premises and equipment, net	45,182	44,116	30,484	27,320
Foreclosed real estate and other foreclosed assets	298	213	644	573
Bank owned life insurance	28,829	28,550	19,716	19,537
Goodwill	129,155	129,147	33,073	33,068
Intangible assets	18,005	19,068	7,506	7,800
Other assets	5,784	4,084	7,796	7,631

TOTAL ASSETS	$2,083,477	$2,011,605	$1,416,528	$1,368,257

LIABILITIES
Non-interest bearing demand deposits	$362,387	$348,763	$236,375	$225,558
Interest bearing deposits:
NOW, savings accounts and MMDA	698,887	659,246	476,852	472,974
Time, $100,000 and over	307,326	270,270	217,508	214,736
Other time	228,612	231,887	193,204	187,425

TOTAL DEPOSITS	1,597,212	1,510,166	1,123,939	1,100,693

FHLB advances	109,516	157,329	105,759	80,575
Other borrowings	21,671	274	307	5,190
Junior subordinated debt	41,239	41,239	20,620	20,620
Accrued interest payable	5,937	5,049	4,270	3,617
Other liabilities	19,749	14,680	9,596	7,642

TOTAL LIABILITIES	1,795,324	1,728,737	1,264,491	1,218,337

STOCKHOLDERS’ EQUITY
Common stock, no par	253,266	252,951	127,396	127,242
Retained earnings	34,934	30,273	24,576	22,666
Accumulated other comprehensive income (loss), net of tax	(47)	(356)	65	12

TOTAL STOCKHOLDERS’ EQUITY	288,153	282,868	152,037	149,920

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,083,477	$2,011,605	$1,416,528	$1,368,257

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AWBC – 2007 Q3 Earnings

October 25, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	Three Months Ended
Financial Ratios, annualized:	9/30/2007	6/30/2007	9/30/2006
Return on average assets	1.03%	0.92%	0.28%
Return on average equity	7.40%	6.46%	2.55%
Return on tangible average equity	15.26%	13.60%	3.51%
Efficiency ratio	63.40%	64.65%	70.10%
Non-interest income to average assets	0.86%	0.95%	0.80%
Non-interest expenses to average assets	3.63%	3.83%	3.85%
Net interest margin to average earning assets (1)	5.22%	5.37%	5.03%
Ending shareholders’ equity to assets	13.83%	14.06%	10.96%
Ending tangible shareholders’ equity to tangible assets	7.28%	7.23%	8.22%

	Nine Months Ended
Year to Date Financial Ratios, annualized:	9/30/2007	9/30/2006
Return on average assets	0.89%	0.56%
Return on average equity	6.68%	5.12%
Return on tangible average equity	12.42%	6.60%
Efficiency ratio	67.46%	72.15%
Non-interest income to average assets	0.85%	0.70%
Non-interest expenses to average assets	3.79%	3.92%
Net interest margin to average earning assets (1)	5.13%	5.07%

(1)	Presented on a tax equivalent basis for tax exempt securities.

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AWBC – 2007 Q3 Earnings

October 25, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	9/30/2007	6/30/2007	12/31/2006	9/30/2006
Loan Portfolio:
Commercial real estate	$821,844	$790,504	$651,386	$605,097
Commercial and industrial	471,771	438,642	283,889	281,956
Agricultural	152,149	146,461	141,646	155,875
Residential construction	123,343	122,115	47,235	40,523
Residential mortgage	110,940	99,522	74,222	74,910
Installment and other	45,502	53,075	22,508	24,846

Total loans	1,725,549	1,650,319	1,220,886	1,183,207
Allowance for loan losses	(21,023)	(21,830)	(15,136)	(14,761)
Deferred loan fees, net of deferred costs	(3,631)	(3,247)	(1,231)	(888)

Net loans	$1,700,895	$1,625,242	$1,204,519	$1,167,558

Non-performing Assets:
Accruing loans over 90 days past due	$0	$0	$0	$549
Nonaccrual loans (1)	19,846	23,640	11,500	9,255

Total non-performing loans	$19,846	$23,640	$11,500	$9,804
Foreclosed real estate and other foreclosed assets	298	213	644	573

Total non-performing assets	$20,144	$23,853	$12,144	$10,377

Allowance for Credit Losses:
Allowance for loan losses	$21,023	$21,830	$15,136	$14,761
Reserve for unfunded commitments	1,402	1,383	881	716

Allowance for credit losses	$22,425	$23,213	$16,017	$15,477

Credit Quality Ratios:
Non-performing loans to total gross loans (1)	1.15%	1.43%	0.94%	0.83%
Non-performing assets to total assets (1)	0.97%	1.19%	0.86%	0.76%
Allowance for loan loss to total gross loans	1.22%	1.32%	1.24%	1.25%
Allowance for credit losses to total gross loans	1.30%	1.41%	1.31%	1.31%
Allowance for credit losses to non-performing loans (1)	113.00%	98.19%	139.28%	157.86%

(1)	Amounts and ratios shown net of government guarantees on non-performing loans of $1,096, $1,059 $3,978, and $1,764 respectively.

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AWBC – 2007 Q3 Earnings

October 25, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2007	6/30/2007	9/30/2006	9/30/2007	9/30/2006
Allowance for Loan Losses:
Balance, beginning of period	$21,830	$14,657	$13,863	$15,136	$13,895
Provision for loan losses	1,231	1,538	3,629	2,736	4,917
Allowance related to acquired loans	—	7,529	—	7,529	2,068
Loans charged-off	(2,148)	(2,074)	(3,006)	(4,768)	(6,650)
Recoveries	110	180	275	390	531

Balance, end of period	$21,023	$21,830	$14,761	$21,023	$14,761

Reserve for Unfunded Commitments:
Balance, beginning of period	$1,383	$914	$664	$881	$466
Provision for unfunded commitments	19	212	52	264	250
Reserve related to acquired unfunded commitments	—	257	—	257	—

Balance, end of period	$1,402	$1,383	$716	$1,402	$716

Net charge-offs to average gross loans (1)	0.47%	0.46%	0.91%	0.38%	0.73%
Provision for credit losses to average gross loans (1)	0.29%	0.43%	1.23%	0.26%	0.61%

(1)	Annualized ratio includes loans held for sale and non-accrual loans in average gross loans.

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AWBC – 2007 Q3 Earnings

October 25, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Quarter to Date Net Interest Margin:

	Three Months Ended Sept 30, 2007			Three Months Ended June 30, 2007			Three Months Ended Sept 30, 2006
($ in thousands)	Average Balance	Interest	%	Average Balance	Interest	%	Average Balance	Interest	%
Assets
Loans (1)	$1,707,745	$36,378	8.45%	$1,644,490	$34,825	8.49%	$1,189,151	$24,447	8.16%
Taxable securities	46,506	609	5.20%	47,883	625	5.24%	33,361	386	4.59%
Non-taxable securities (2)	21,196	311	5.82%	21,128	330	6.26%	10,769	165	6.08%
FHLB Stock	7,801	12	0.61%	7,524	12	0.64%	6,319	—	0.00%
Overnight deposits with other banks and other	10,635	147	5.48%	5,085	73	5.76%	3,106	44	5.62%

Total interest earning assets	1,793,883	37,457	8.28%	1,726,110	35,865	8.33%	1,242,706	25,042	7.99%

Non-interest earning assets	260,876			261,758			120,668

Total assets	$2,054,759			$1,987,868			$1,363,374

Liabilities
Interest bearing demand deposits	$143,054	$313	0.87%	$146,496	$268	0.73%	$91,827	$168	0.73%
Savings and MMDA deposits	531,447	4,166	3.11%	521,396	3,970	3.05%	352,140	2,700	3.04%
Time deposits	529,283	6,575	4.93%	496,021	5,996	4.85%	397,454	4,413	4.41%

Total interest bearing deposits	1,203,784	11,054	3.64%	1,163,913	10,234	3.53%	841,421	7,281	3.43%

Overnight borrowings	23,455	328	5.55%	58,644	826	5.65%	42,273	582	5.46%
Junior subordinated debt	41,239	774	7.45%	41,239	766	7.45%	20,620	438	8.43%
Other borrowings	124,004	1,705	5.45%	69,164	927	5.38%	71,343	973	5.41%

Total interest bearing liabilities	1,392,482	13,861	3.95%	1,332,960	12,753	3.84%	975,657	9,274	3.77%

Non-interest bearing demand deposits	353,587			351,751			227,782
Other non-interest bearing liabilities	21,919			21,013			10,222

Total liabilities	1,767,988			1,705,724			1,213,661

Stockholders’ Equity	286,771			282,144			149,713

Total liabilities and stockholders’ equity	$2,054,759			$1,987,868			$1,363,374

Net interest income and spread		$23,596	4.33%		$23,112	4.49%		$15,768	4.22%

Net interest margin to average earning assets			5.22%			5.37%			5.03%

(1)	Includes loans held for sale and non-accrual loans.
(2)	Tax-exempt securities income has been presented using a tax equivalent basis and an assumed tax rate of 34%.

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AWBC – 2007 Q3 Earnings

October 25, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Year to Date Net Interest Margin:

	Nine Months Ended September 30,
	2007			2006
($ in thousands)	Average Balance	Interest	%	Average Balance	Interest	%
Assets
Loans (1)	$1,528,993	$95,532	8.35%	$1,126,255	$66,839	7.93%
Taxable securities	41,609	1,603	5.15%	30,977	1,115	4.81%
Nontaxable securities (2)	17,144	782	6.10%	9,865	447	6.06%
FHLB Stock	7,220	30	0.55%	6,055	—	0.00%
Overnight deposits with other banks and other	6,760	285	5.64%	3,005	123	5.47%

Total interest earning assets	1,601,726	98,232	8.20%	1,176,157	68,524	7.79%

Noninterest earning assets	215,714			107,694

Total assets	$1,817,440			$1,283,851

Liabilities
Interest bearing demand deposits	$126,273	$759	0.80%	$88,291	$482	0.73%
Savings and MMDA deposits	480,336	11,233	3.13%	342,342	7,175	2.80%
Time deposits	487,059	17,816	4.89%	368,025	11,211	4.07%

Total interest bearing deposits	1,093,668	29,808	3.64%	798,658	18,868	3.16%

Overnight borrowings	34,743	1,458	5.61%	43,544	1,668	5.12%
Junior subordinated debt	35,197	2,002	7.60%	17,584	1,111	8.45%
Other borrowings	85,325	3,474	5.44%	60,745	2,278	5.01%

Total interest bearing liabilities	1,248,933	36,742	3.93%	920,531	23,925	3.47%

Noninterest bearing demand deposits	308,341			213,184
Other noninterest bearing liabilities	18,522			9,548

Total liabilities	1,575,796			1,143,263

Stockholders’ Equity	241,644			140,588

Total liabilities and stockholders’ equity	$1,817,440			$1,283,851

Net interest income and spread		$61,490	4.27%		$44,599	4.32%

Net interest margin to average earning assets			5.13%			5.07%

(1)	Includes loans held for sale and non-accrual loans.
(2)	Tax-exempt securities income has been presented using a tax equivalent basis and an assumed tax rate of 34%.

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AWBC – 2007 Q3 Earnings

October 25, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Year to Date Organic Growth:

	Loans	Deposits	Assets
As reported September 30, 2007	$1,725,549	$1,597,212	$2,083,477
less: December 31, 2006 balances	1,220,886	1,123,939	1,416,528

Total growth year to date	$504,663	$473,273	$666,949

less: acquisition of FWB	350,634	383,386	547,354

Organic growth	$154,029	$89,887	$119,595

Annualized organic growth rate	16.9%	10.7%	11.3%

Contacts:

AmericanWest Bancorporation

Robert M. Daugherty

President and CEO

509.344.5329

bdaugherty@awbank.net

or

Patrick J. Rusnak

Chief Operating Officer

509.232.1963

prusnak@awbank.net

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